EXHIBIT 3.(i). 2

APPROVED BY THE DIVISION OF CORPORATIONS                                                 RECEIVED
[AND] COMMERCIAL CODE OF THE UTAH STATE DEPARTMENT OF                             [1985] AUG 12 AM [9:35]
BUSINESS REGULATION                                                             [DIVISION OF CORPORATIONS]
ON THE /s/ 12 DAY OF /s/ AUG A.D. 19/s/85                                             [STATE OF UTAH]
                                                                                       [/s/ #107012]
CORPORATE DOCUMENTS EXAMINER        /s/ VB
FEES PAID         $/s/ 35.00

                              ARTICLES OF AMENDMENT

                                       OF

                                COTTON TREE, INC.

         Pursuant to Utah Code Annotated 16-10-57 Cotton Tree, Inc. adopts the following Articles of Amendment to its Articles of incorporation:

         1. The name of the corporation is Cotton Tree, Inc..

         2. The following amendment of the Articles of Incorporation was adopted by the stockholders of the corporation on July 29, 1985 in the manner prescribed by the laws of the State of Utah and the Articles of Incorporation of Cotton Tree, Inc..

         3. That Article I of the Articles of Incorporation filed on December 7, 1983 should be amended by amending the first Article to read as follows:

         "The name of this corporation is Roedienger Medical Systems, Inc.

         4. The number of shares of Cotton Tree, Inc. outstanding at the time of such adoption was 1,210,000 and the number of shares entitled to vote thereon was 1,210,000 consisting of common shares and there is no other class of share or security authorized by the corporation than common.

         5. The corporation at the time of the stockholders meeting had outstanding, 1,210,000 shares of Cotton Tree, Inc. entitled to vote on said proposal. At said shareholders meeting 882,750 shares which represented 72.95 of the issued and outstanding shares voted in favor of changing the name of the corporation to Rodeienger Medical Systems, Inc. with no shares voting against the proposal; all shares are of one kind and class.

         6. The proposed amendment will not affect a change in the amount of stated capital of the corporation.

         [STAMPED NUMBER:  5224501041]


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         Executed by the  undersigned  President  and  Secretary of Cotton Tree,
Inc. in duplicate on the /s/ 10th day of August, 1985.

COTTON TREE, INC.
a Utah Corporation

BY:      /s/ Larry Regis, Jr.
         ------------------------------
         PRESIDENT


BY:      /s/ Darin L. Regis
         ------------------------------
         SECRETARY


         I, /s/ JEFFREY M. STRINGHAM, a Notary Public, hereby certify that on the /s/ 10th day of /s/ August, 1985, personally appeared before me /s/ Larry Regis, Jr., and /s/ Darin L. Regis who being by me first duly sown, severally declared that they are the persons who signed the foregoing Articles of Amendment as Officers of Cotton Tree, Inc. arid that the statements therein contained are true.

                                                 /s/ Jeffrey M. Stringham
                                                 -------------------------------
                                                 NOTARY PUBLIC
                                                 Residing at /s/ Bountiful, Utah

My Commission Expires:
/s/ 02/09/89


[SEAL]


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